UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 15, 2010

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-21318	44-0618012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On November 15, 2010, O’Reilly Automotive, Inc. (“O’Reilly” or “the Company”) announced that its subsidiary, CSK Auto, Inc. (“CSK”), will redeem for cash any and all of the 6 ¾% Exchangeable Senior Notes due 2025 (the “Notes”), which were originally issued by CSK on December 19, 2005.  In connection with its acquisition of CSK on July 11, 2008, the Company agreed to guarantee the Notes, on a subordinated basis, and to issue shares of O’Reilly common stock, if any, upon any exchange of the principal amount of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 15, 2010, the Company announced that holders of the Notes have the right to require CSK to repurchase for cash such holders’ Notes pursuant to the terms of the indenture for the Notes (the “Put Option”).  The Put Option expires at 5:00 p.m., New York City time, on December 14, 2010.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated November 15, 2010
99.2	Press Release dated November 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2010	O’REILLY AUTOMOTIVE, INC.

By: /s/ Thomas McFall
Thomas McFall
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 15, 2010
99.2	Press Release dated November 15, 2010